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                                                                      EXHIBIT 99



[JOHNSON CONTROLS LOGO]

                                                                    NEWS RELEASE

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Johnson Controls, Inc., is a global market leader in automotive systems and facility management and control. In the automotive market, it is a major supplier of seating and interior systems, and batteries. For nonresidential facilities, Johnson Controls provides building control systems and services, energy management and integrated facility management. Johnson Controls (NYSE:JCI), founded in 1885, has headquarters in Milwaukee, Wisconsin.
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CONTACT:       Glen Ponczak                          For Immediate Release
               414-524-2375                          ---------------------
                                                          July 24, 2002

               Denise Zutz
               414-524-3155



                     JOHNSON CONTROLS ELECTS JOHN BARTH CEO;
                 ADDITIONAL APPOINTMENTS AND DIVIDEND ANNOUNCED



         MILWAUKEE, WISCONSIN, July 24, 2002 . . . The Board of Directors of Johnson Controls, Inc. (JCI) today announced the election of John M. Barth as Chief Executive Officer, in addition to his current role as President, effective October 1, 2002. James H. Keyes, currently Chairman and CEO, will continue as Chairman.
         The company also announced that Giovanni (John) Fiori was named Executive Vice President and President, Johnson Controls International. John P. Kennedy was named a Senior Vice President in addition to serving as Secretary and General Counsel. These changes are effective August 1, 2002.
         Messrs. Barth, Fiori, Kennedy and Stephen A. Roell, Senior Vice President and Chief Financial Officer, will comprise the Office of the Chief Executive Officer.
         "The Office of the CEO was created four years ago to assure continuity of management," Mr. Keyes explained. "Today's announcement is the next step in this transition.
         "John Barth and I have worked together for 17 years, and I am confident that he will strengthen Johnson Controls commitment to our customers and our shareholders, as well as our employees, our suppliers and our communities."
         Mr. Barth said, "Our company is grateful to Jim for the leadership and strategic vision he has provided to Johnson Controls. I look forward to his continued involvement as part of the management team as we endeavor to sustain the company's outstanding track record."
         Mr. Barth, 56, was appointed President and Chief Operating Officer of the company in 1998. He previously served as Executive Vice President and has served in a variety of operating management positions, including heading Johnson Controls automotive business, since joining the company in 1969. He was elected to Johnson Controls Board of Directors in 1997.


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                                                         Johnson Controls, Inc.
                                                         Page 2

         Mr. Keyes, 61, has been Chairman of the Board of Directors and the company since 1993. He became CEO in 1988, a Director in 1985 and Chief Financial Officer in 1978. Mr. Keyes joined Johnson Controls in 1967.
         As President of Johnson Controls International, Mr. Fiori will be responsible for the company's automotive, battery and controls businesses outside of North America. Mr. Fiori, 59, joined Johnson Controls in 1987 and most recently served as President of Automotive for Europe/Africa/South America/Asia. He was elected a corporate officer in 1992.
         Mr. Kennedy, 59, was elected a corporate officer in 1989 and has been Secretary since 1987 and General Counsel since 1984 when he joined the company.
         The Directors of Johnson Controls also authorized a regular quarterly cash dividend of $.33 per common share. The dividend is payable September 30, 2002 to shareholders of record September 13, 2002.
         Johnson Controls has paid consecutive dividends since 1887.

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Johnson Controls is a global market leader in automotive systems and facility management and control. In the automotive market, it is a major supplier of seating and interior systems, and batteries. For nonresidential facilities, Johnson Controls provides building control systems and services, energy management and integrated facility management. Johnson Controls (NYSE: JCI), founded in 1885, has headquarters in Milwaukee, Wisconsin. Its sales for 2001 totaled $18.4 billion.
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